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                                                                   EXHIBIT 10.7

                                 LEASE AGREEMENT
                                 ---------------

      THIS Lease Agreement, dated this 23rd day of August, 1993, made and entered into between Phillips Petroleum Company, a corporation with an office at Bartlesville, Oklahoma, as "Lessor", and J. D. Edwards & Company, whose address is 8055 East Tufts Avenue, Denver, Colorado 80237, as "Lessee", (whether one or more);

W I T N E S S E T H:

      1. Lessor hereby demises, leases and lets unto Lessee the following described premises in Denver County, State of Colorado to-wit:

            An office suite located on the 8th floor of the Stanford Place I Building, consisting of 558 useable square feet and 630 rentable square feet, including a proportionate share of common areas, as more particularly described on Exhibit "A" attached hereto, and made a part hereof;

said premises being located at 8055 East Tufts Avenue in the City of Denver, together with the buildings and equipment, if any, located thereon and owned by Lessor for the following term:

      Beginning on the 1st day of August, 1993, and ending on the 25th day of August, 1995.

      2. Lessee agrees to pay to Lessor, with rental checks payable to Phillips Petroleum Company at P. 0. Box 500553, St. Louis, Missouri 63150 (until notified to pay differently) the sum of Five Hundred Twenty-five Dollars ($525.00) per month, payable monthly in advance. Lessor acknowledges receipt of the first and last full months' rental together with any portion due from date hereof until the first day of the succeeding month. Without limiting any of Lessor's other rights herein, it is agreed that if rentals are delinquent for a period of thirty (30) days, Lessor may assess Lessee a one percent (1%) per month delinquency charge on the unpaid rentals. In the event the delinquency charge above is deemed excessive by federal or state law, then the highest applicable charge shall be assessed.

      3. LESSEE AGREES THAT IT HAS MADE A PERSONAL INSPECTION OF THE LEASED PREMISES AND ANY BUILDINGS AND OTHER IMPROVEMENTS THEREOF AND IS SATISFIED WITH CONDITION AND FITNESS THEREOF AND ACCEPTS THE SAME "AS IS". LESSOR DOES NOT WARRANT EITHER EXPRESSLY OR IMPLIEDLY THE CONDITION OR FITNESS OF THE PROPERTY LEASED HEREUNDER, ANY SUCH WARRANTY BEING HEREBY EXPRESSLY NEGATIVED. LESSOR AGREES TO FINISH THE DEMISED PREMISES IN ACCORDANCE WITH THE PLAN ATTACHED AS EXHIBIT "A". TENANT FINISH SHALL BE COMPARABLE TO THAT FOUND ELSEWHERE ON THE FIRST ELEVEN (11) FLOORS OF STANFORD PLACE 1.

      4. Lessee shall defend, indemnify and save Lessor harmless for any losses, costs or expenses resulting from suits, demands or other claims for damages to persons or property, arising out of the use or existence of the buildings, structures, improvements and other personal property located on the leased premises; however, Lessor, at its election, may intervene or provide its own defense.

     5. Upon termination of this Lease, Lessee agrees to peacefully quit and surrender possession of the leased premises. If Lessee fails to so quit and surrender possession, Lessor shall have the right to take possession by any lawful means, using such force as way be necessary, without being deemed guilty of any trespass, and without the necessity of first resorting to any court process. if Lessee shall remain in possession after the date of expiration or termination of this Lease and after the effective date of notice by Lessor to terminate this Lease, the Lessee will pay as rent for the leased premises during such time a sum equal to four (4) times the rent herein provided.

      6. Should Lessor's interest in the premises leased hereunder be that of a lessee, then this Lease shall automatically terminate without notice upon the termination, for any cause whatsoever, including action or inaction of Lessor, of Lessor's leasehold estate in the premises leased hereunder.

      7. All notices required or which may be given hereunder shall be considered as properly given if delivered in writing, personally or sent by certified United States mail, postage prepaid with return receipt requested, addressed as follows:

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
            Party                                     Address
            -----                                     -------
Lessor:     Phillips Petroleum Company             210 West Park Avenue, Suite 2400
                                                   Oklahoma City, OK 73102


Lessee:     J. D. Edwards & Company                8055 East Tufts Avenue
                                                   Denver, CO 80237



      8. This Lease shall not be binding on Lessor unless or until executed on its behalf by an officer of the company or an employee having actual authority to execute this Lease.

      9. This Lease includes the General Conditions printed on annex A attached hereto which are by reference incorporated herein. This instrument with the General Conditions so incorporated and any annex attached hereto constitute the complete agreement of the parties hereunder and there are no oral agreements or understandings between the parties concerning the property covered by this Lease Agreement.

      EXECUTED the day and year first above written.



                                                PHILLIPS PETROLEUM COMPANY

Witness:


____________________                            By: /s/ Signature Unreadable

____________________                                  Attorney in Fact  LESSOR



                                                J.D. EDWARDS & COMPANY
Witness:
/s/ Signature unreadable                        By: RE Allen
                                                Title: VP Finance
_____________________                           LESSEE




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                                     ANNEX A
                                     -------
                               GENERAL CONDITIONS

A. Lessee covenants and agrees that it will not permit any illegal or immoral activity on the leased premises nor will it permit any nuisance to be created or maintained thereon.

B. Upon failure of Lessee to pay rentals or any part hereof when due or upon Lessee's failure to carry out any obligation placed on it under this Lease or upon the death of Lessee or upon Lessee's making an assignment for benefit of creditors, filing a voluntary petition in bankruptcy or being adjudicated bankrupt or insolvent, Lessor may, without notice, declare this Lease at an end and void, and may re-enter and take possession of said premises, and may recover rentals due in any appropriate action at law, or may recover the possession of said premises and damages for the detention thereof and/or for such failure by any appropriate remedy at law or in equity.

C. Lessor shall pay all charges for utilities and other services supplied to the premises as and when the same shall come due.

D. Lessor shall render for taxation and pay all taxes and assessments, general and special, on the leased premises and any buildings or other improvements permanently affixed to the realty. Lessee shall pay all taxes and assessments on all property owned by Lessee and located on the leased premises.

E. Lessee shall pay to Lessor together with each rental payment the amount of any sales and/or use tax due thereon.

F. At its own expense, Lessee shall keep the leased premises and all buildings and other improvements located thereon in good repair. Lessee will, upon the expiration or termination of this Lease for any reason, deliver up the property leased hereunder to Lessor in as good condition as when received by Lessee, depreciation due to a reasonable use thereof excepted.

G. Lessee shall make no alterations in or upon the leased premises without the prior written consent of the Lessor, and all additions, fixtures or improvements which may be made by Lessee, except moveable furnishings, shall become the property of Lessor and remain upon the leased premises as a part thereof, and be surrendered with the leased premises at the termination of this Lease.

H. Lessee agrees to obtain and maintain at its expense at all times during the term hereof the following insurance:

      1. Workmen's Compensation Insurance in compliance with the laws of the state in which the leased premises are located and Employer Liability Insurance with limit of not less than $100,000; 2. Comprehensive Public Liability Insurance covering Lessee's use and occupancy of the leased premises with bodily injury, including death, limit of not less than $300,000 per occurrence and property damage limit of not less than $100,000 per occurrence.

Lessee shall upon request furnish Lessor with certified copies of the policies or certificates evidencing the above insurance.

I. Lessee shall not sell, hypothecate or assign this Lease or sublet the premises without the prior written consent of Lessor.

J. Should all or any part of the leased premises be taken by eminent domain proceedings or purchased by any public or quasi-public body having the power of eminent domain, all proceeds from such taking or purchase shall belong exclusively to Lessor. In the event such taking or purchase shall materially interfere with Lessee's use of the leased premises, Lessee may, at its option, terminate this lease.

K. In the event any building on the leased premises shall be destroyed or damaged by fire, explosion, the elements, or other causes so as to render the same wholly or in part unfit for occupancy, and if the same cannot be repaired within ninety (90) days from the date of such casualty, this Lease shall terminate on the date of such casualty. If such building can be repaired in such ninety (90) day period, then Lessor shall notify Lessee within ten (10)



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      days of such casualty if it elects to repair said building within such ninety (90) day period. If Lessor does not so elect, then Lessee may terminate this Lease by giving notice in writing to Lessor. If Lessor elects to repair said building but fails to do so, this Lease shall terminate on the expiration of said ninety (90) days. In the event of such termination, the Lessee shall immediately surrender possession of the premises. If Lessor repairs the said building within the ninety (90) day period, this Lease shall continue in full force and effect. Lessee shall not be required in any event to pay rent for any period in which the leased premises are wholly unfit for occupancy and shall be required during any period which a part of the premises are unfit for occupancy to pay as rent the stipulated rent multiplied by a fraction the numerator of which is the area of the leased premises which is fit for occupancy and the denominator of which is the total area of the leased premises.

L. Lessor reserves the right to place or post "FOR SALE" signs on the property to signify the leased property is available for sale.

M. This lease is subject to all of the terms of that certain office lease dated August 26, 1985 between PERA, as Landlord, and Phillips Petroleum Company, as Tenant, a copy of said office lease being attached hereto as Exhibit "B" and made a part hereof.

N. Total lease rental for the primary term hereof amounts to $13,023.00, payable in monthly installments as provided hereinabove.

O. Lessee shall pay its allocated and proportionate share of any increase in operating costs as defined in Paragraph 2 of Exhibit "B" hereof in excess of such costs incurred in Lessee's base year which base year shall be defined as the period January 1, 1993 - December 31, 1993. It is agreed that Lessee's allocated percentage of Lessor's operating costs shall be
      0.29 percent. The method of billing Lessee for any such increase shall be consistent with the provisions of said Paragraph 2.